Exhibit 10.23

AMENDMENT NO. 1 TO

ROADWAY LLC PENSION PLAN

As amended and restated January 1, 2004

WHEREAS, Yellow Roadway Corporation (the “Company”) previously adopted the Roadway LLC Pension Plan, as amended and restated January 1, 2004 (the “Plan”);

WHEREAS, Section 2.3 of the Plan provides that the interest rate used in the calculation of a lump sum distribution under the Plan will be the interest rate on 30-year Treasury securities in effect for the month of August preceding the calendar year of the lump sum distribution;

WHEREAS, Section 2.27 of the Plan generally provides that a Participant’s “Final Average Annual Compensation,” which is used to calculate the Participant’s pension under the Plan, is the average of the Participant’s compensation over the 60-month period ending with his retirement or other termination of employment;

WHEREAS, Section 3.4 of the Plan generally provides that participation thereunder is limited to employees who were participants under the Plan on December 31, 2003;

WHEREAS, Section 5.5 of the Plan provides that if upon termination of employment, the present value of participant’s accrued benefit is not more than $5,000, the Plan will automatically distribute the accrued benefit to the Participant in a single lump sum payment;

WHEREAS, Section 5.2 contains provisions regarding a participant who elects a retroactive annuity starting date for his or her pension;

WHEREAS, Section 9.1 of the Plan provides the Company may amend the Plan at any time by action of its Board of Directors or the Compensation Committee of its Board of Directors;

WHEREAS, effective March 28, 2005, regulations issued by the Department of Labor and similar guidance issued by the Internal Revenue Service (“Regulations”) provide that under a tax-qualified retirement plan where the present value of a participant’s accrued benefit is greater than $1,000, but not more than $5,000, then upon mandatory distribution of the accrued benefits as a lump sum payment, the distribution is required to be rolled over to an individual retirement plan designated by the plan administrator if the participant does not make an election with respect to his or her accrued benefit; and

WHEREAS, the Corporation desires to amend the Plan (i) to comply with the Regulations and provide that, if a participant fails to elect whether to have a mandatory distribution of greater than $1,000 paid to him or her directly or paid in a direct rollover to an eligible retirement plan, the Plan Administrator will pay the distribution in cash in a direct rollover to an individual retirement plan established by the Plan Administrator, (ii) to change the averaging period for calculating a participant’s Final Average Annual Salary to the five consecutive year period out of the participant’s final ten years of employment that results in the highest average compensation, (iii) to clarify that an employee who is an active participant under the Plan as of December 31, 2003 and who thereafter transfers employment to a nonparticipating Company affiliate and transfers employment back to a participating employer will resume active participation under the Plan, and that if such employee is a nonhighly compensated employee, the employee will receive compensation and service credit for the employee’s period of employment with the nonparticipating Company affiliate; (iv) to change the month for determining the interest rate to be used in calculating a lump sum distribution under the Plan from August to November of the calendar year preceding the calendar year of the distribution; (v) to conform the retroactive annuity starting date provisions of the Plan to recently issued Treasury Regulations regarding the same; and (vi) to make certain technical and conforming changes to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that, effective January 1, 2004, the Plan shall be amended as follows:

1.	Restate Section 2.37(c)(1) in its entirety as follows:

(1) If an Employee, whose Period of Severance occurs as a result of a quit, discharge, or retirement, first performs an Hour of Service for a Controlled Group Member within the twelve (12) consecutive month period beginning on his Severance Date, the period beginning on his Severance Date and ending on the date on which he performs an Hour of Service shall be taken into account in determining his Period of Service hereunder. Notwithstanding the foregoing, if an Employee’s Period of Severance occurs as a result of a quit, discharge or retirement during a period of absence referred to in Section 2.38(a)(ii), the period beginning on his Severance Date (the date of the quit, discharge, or retirement) and ending on the date on which he first performs an Hour of Service shall not be taken into account in determining his Period of Service unless he performs such Hour of Service within twelve (12) months of the date on which the Employee was first absent.

2.	Restate the first sentence of Section 2.56(b) in its entirety as follows:

For purposes of computing an Employee’s Years of Service to determine the amount of (as distinguished from his eligibility for) any benefit under the Plan (his “Benefit Years of Service”), only those portions of his Periods of Service on or after January 1, 1996, during which he is a Covered Employee shall be counted, except that, in the case of an Employee described in Section 3.3(f) who is not a Highly Compensated Employee, the Employee’s Periods of Service with the nonparticipating Controlled Group Member described in Section 3.3(f) shall be counted.

3.	In Section 3.1, replace the date “December 11, 2004” with the date “December 11, 2003.”

4.	Delete Section 3.3, redesignate Section 3.4 as Section 3.3, and restate new Section 3.3 in its entirety as follows:

3.3	No Commencement of Participation After December 31, 2003

Notwithstanding any other provision of the Plan, the provisions of this Section 3.3 shall be controlling.

(a) Any Employee who is first hired by any Controlled Group Member after December 31, 2003, shall not become a Participant under the Plan.

(b) Any individual who is a Participant (other than a Retired Participant) on December 31, 2003, and who, after that date (1) terminates employment and incurs a 1-Year Break in Service, or (2) otherwise ceases to be a Covered Employee, shall not again become an active Participant, or accrue any additional benefits, under the Plan if the individual is rehired or resumes employment as a Covered Employee.

(c) Any individual who is a Retired Participant on December 31, 2003, and who incurs a 1-Year Break in Service shall not again become an active Participant if the individual is rehired as a Covered Employee.

(d) Any individual who, on December 31, 2003, is an Employee of a Controlled Group Member that is not an Employer, and who transfers to employment with an Employer after December 31, 2003, shall not become a Participant under the Plan.

(e) Any individual who, on December 31, 2003, is a Participant (other than a Retired Participant), or a Covered Employee eligible to become a Participant upon completion of the age and service requirements of Section 3.1, will continue to be a Participant, or will become a Participant after completion of the age and service requirements of Section 3.1, on and after January 1, 2004, so long as he remains a Covered Employee.

(f) Notwithstanding (a) through (e) above, any Employee who (i) is a Participant (other than a Retired Participant) under the Plan on December 31, 2003, (ii) transfers employment to a Controlled Group Member that is not an Employer after December 31, 2003, and (iii) transfers back to employment with an Employer as a Covered Employee after December 31, 2003, shall become an active Participant upon the Employee’s transfer back to employment with an Employer.

5.	In the last sentence of each of Sections 4.1(d), 4.2(d), 4.3(d) and 4.4(d), replace the phrase “within the ninety (90) day period ending on the Pension Commencement Date elected by the Participant” with the phrase “during the time period set forth in Section 5.2(b)(2)(iii).”

6.	Restate the first sentence of Section 5.1(b) in its entirety as follows:

Except as otherwise provided in the Plan, (1) no pension shall be payable under the Plan for a Participant who dies before his Pension Commencement Date, and (2) a Retired Participant’s pension under the Plan shall not begin until he files an application for such pension pursuant to subsection (a) above.

7.	In the first sentence of each of Sections 5.2(a) and (b), insert the phrase “or, in the case of a Participant described in Section 5.2(c)(i), his Actual Benefit Commencement Date (as defined in Section 5.2(b)(2)(iii)).”

8.	Restate the first and second sentences of 5.2(b)(1) in their entireties as follows:

A Participant may elect, at the time provided under Section 5.2(b)(2)(iii), to waive the normal form of benefit under subsection (a) or (b) above and to have the pension payable to him under Article IV in a form provided in subsection (a) or (b) above or Section 5.3. An election to waive the normal form of benefit under subsection (a) or (b) above may be revoked by the Participant, at the time provided under Section 5.2(b)(2)(iii), and once revoked, another election may be made at any time thereafter during the election period.

9.	Restate Section 5.2(b)(2) in its entirety as follows:

(2)(i) The Plan Administrator shall provide each Participant, at the time provided in subparagraph (ii) below, a written explanation (the “Notice”) of:

(A) the terms and conditions of the normal form of benefit under subsection (a) or (b) above;

(B) the Participant’s right to make, and the effect of, an election to waive the normal form of benefit under subsection (a) or (b) above;

(C) the rights of a Participant’s Spouse under subsection (b) above;

(D) the Participant’s right to revoke an election to waive the normal form of benefit under subsection (a) or (b) above and the effect of the revocation; and

(E) a general description of the eligibility features and relative values of the normal form of benefit under subsection (a) or (b) above and the optional forms of benefit described in Section 5.3.

(ii) The Plan Administrator must furnish the Notice to the Participant at the following time: (A) in the case of a Notice furnished to the Participant prior to his Pension Commencement Date, not more than 90, and not less than 30, days prior thereto, or (B) in the case of a Notice furnished to the Participant after his Pension Commencement Date, not more than 90, and not less than 30, days prior to the date on which the Participant’s pension actually commences (the “Actual Benefit Commencement Date”). A Participant may elect to waive the foregoing 30-day period; provided, however, that the Participant’s Actual Benefit Commencement Date is not earlier than the expiration of the seven-day period beginning on the day after the date the Notice is furnished to the Participant (the “7-Day Period”).

(iii) A Participant may make or revoke any benefit election made pursuant to a Notice at any time after receiving the Notice and prior to: (A) in the case of a Notice furnished to a Participant prior to his Pension Commencement Date, the later of his Pension Commencement Date or the last day of the 7-Day Period, or (B) in the case of a Notice furnished to a Participant after his Pension Commencement Date, the last day of the 30-day period described in subparagraph (ii)(B) above or the 7-Day Period, whichever is applicable.

(iv)(A) If the Plan Administrator provides a Notice to a Participant prior to the Participant’s Pension Commencement Date, the Participant may elect a Pension Commencement Date that is the first day of any calendar month after the explanation is provided to the Participant; provided, however, that the Participant’s Actual Benefit Commencement Date is not more than 90 days after the Notice is provided. The foregoing 90-day requirement will not be violated if the Participant’s Actual Benefit Commencement Date is more than 90 days after the Participant is provided with the Notice if the delay is solely on account of administrative delay.

      (B) If the Plan Administrator provides a Notice to a Participant after the Participant’s Pension Commencement Date, the rules in Section 5.2(c) below shall apply.

(v) Notwithstanding any other provision of this Section 5.2, a married Participant may elect to waive the Qualified Joint and Survivor Annuity and elect a 100% Joint and Survivor Option that pays a lifetime benefit to the Participant and, upon his death, pays an amount equal to 100% of the benefit payable to the Participant to his surviving Spouse, if his Spouse is the Spouse to whom the Participant was married on his Pension Commencement Date or, in the case of a Participant described in Section 5.2(c)(i), his Actual Benefit Commencement Date. This election may be made without the consent of his Spouse. A 100% Joint and Survivor Option elected by a married Participant under this Section 5.2 must be Actuarially Equivalent to the Qualified Joint and Survivor Annuity with respect to such Participant.

10.	Redesignate Sections 5.2(c), (d) and (e) as Sections 5.2(d), (e) and (f), and add the following new Section 5.2(c):

(c) If the Plan Administrator provides the Notice required by subsection (b) above to a Participant after his Pension Commencement Date, the rules in this Section 5.2(c) shall apply notwithstanding anything in the Plan to the contrary.

(1) The Participant may elect an Actual Benefit Commencement Date that is after the Participant’s Pension Commencement Date only if all of the following requirements are satisfied:

(i) The Participant affirmatively elects a Pension Commencement Date that is the first day of any calendar month before the date the Notice is provided to the Participant, provided, however, that the Pension Commencement Date elected by the Participant shall not be (A) prior to the date on which the Participant otherwise could have first started receiving a pension under the terms of the Plan (as the Plan is in effect on the Participant’s Pension Commencement Date), (B) prior to the Participant’s early retirement date under Section 4.2(a) or Normal Retirement Date, whichever is applicable, or (c) more than three months prior to the Participant’s Actual Benefit Commencement Date, except that the Participant’s Pension Commencement Date may be more than three months prior to his Actual Benefit Commencement Date if his Actual Benefit Commencement Date is delayed pursuant to the Plan’s “qualified domestic relations order” (as defined in Section 414(p) of the Code) procedures.

(ii) The Participant’s Actual Benefit Commencement Date is not more than 90 days after the Participant is provided the Notice; provided, however, that such 90-day requirement will not be violated if the Participant’s Actual Benefit Commencement Date is more than 90 days after the date the Notice is provided if the delay is solely on account of an administrative delay.

(iii) Subject to any adjustment as may be required to comply with clause (vi) below, the Plan pays the Participant a make-up payment in an amount equal to the aggregate amount of any missed payment(s) during the period from the Participant’s Pension Commencement Date to the date of such make-up payment, plus interest at a reasonable rate from the date(s) the missed payment(s) would have been made to the date of the actual make-up payment.

(iv) Subject to any adjustment as may be required to comply with clause (vi) below, periodic payments to the Participant on and after the Participant’s Actual Benefit Commencement Date are the same as the periodic payments that would have been paid to the Participant on and after his Pension Commencement Date had the Participant’s pension payments actually commenced on his Pension Commencement Date.

(v) The Participant’s Spouse (including an alternate payee under a “qualified domestic relations order” (as defined in Section 414(p) of the

Code) consents, in the manner required for obtaining spousal consent under subsection (b)(1) above, to the distribution; provided, however, that the Spouse’s consent under this clause (v) shall not be required if the amount of the Spouse’s survivor annuity payments under the Participant’s elected form of pension is not less than the amount the Spouse’s survivor annuity payments would have been under the Qualified Joint and Survivor Annuity with a Pension Commencement Date after the date the Notice is provided.

(vi) The distribution commencing on the Participant’s Actual Benefit Commencement Date, as adjusted for interest, satisfies the requirements of Section 415 of the Code applied as if the Participant’s Actual Benefit Commencement Date was, for all purposes under Section 415 of the Code, including determining the Applicable Interest Rate and the Applicable Mortality Table, the Participant’s Pension Commencement Date; provided, however, that this clause (vi) shall not apply to any pension payable in the form of an annuity if the Participant’s Actual Benefit Commencement Date is 12 months or less from his Pension Commencement Date.

(vii) The pension determined as of the Participant’s Pension Commencement Date satisfies, as of his Pension Commencement Date, the requirements of Section 415 of the Code, with the Applicable Interest Rate and the Applicable Mortality determined as of the Participant’s Pension Commencement Date.

(viii) The form of pension is not subject to Section 417(e)(3) of the Code.

(2) If the individual, if any, who was the Participant’s Spouse on the Participant’s Pension Commencement Date is not the Participant’s Spouse on the Participant’s Actual Benefit Commencement Date, then, unless otherwise provided by a “qualified domestic relations order” (as defined in Section 414(p) of the Code) the consent of that individual will not be required under this Section 5.2(c) for the Participant to elect to have his pension benefit paid in a form other than the Qualified Joint and Survivor Annuity.

AND BE IT FURTHER RESOLVED, that, effective March 28, 2005, the Plan shall be amended by adding the following to the end of Section 5.5 thereof:

Effective March 28, 2005, if a mandatory distribution payable to a Participant under this Section 5.5 is greater than $1,000 and the Participant does not elect to have the distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover pursuant to Section 5.6(c) or to receive the distribution directly in accordance with Section 5.6(b), then the Plan Administrator shall pay the distribution in cash in a direct rollover to an individual retirement plan designated by the Plan Administrator.

AND BE IT FURTHER RESOLVED, that, effective January 1, 2006, the Plan shall be amended as follows:

1.	Restate Section 2.3(c) in its entirety as follows:

(c)	For determinations involving lump sum equivalents:

(1) the Applicable Interest Rate to be used for distributions (i) made prior to January 1, 2000, shall be the annual rate of interest on thirty (30) year Treasury securities for the November before the Plan Year in which the Participant’s Pension Commencement Date occurs; (ii) made during the period commencing on January 1, 2000 and ending on March 1, 2001, shall be the lesser of (A) the annual rate of interest on thirty (30) year Treasury securities for the November before the Plan Year in which the Participant’s Pension Commencement Date occurs, or (B) the annual rate of interest on thirty (30) year Treasury securities for the August before the Plan Year in which the Participant’s Pension Commencement Date occurs; (iii) made during the period commencing on April 1, 2001, and ending on December 31, 2005, shall be the annual rate of interest on thirty (30) year Treasury securities for the August before the Plan Year in which the Participant’s Pension Commencement Date occurs; (iv) made during the period beginning on January 1, 2006, and ending on December 31, 2006, shall be the lesser of: (A) the annual rate of interest on thirty (30) year Treasury securities for the August before the Plan Year in which the Participant’s Pension Commencement Date occurs, or (B) the annual rate of interest on thirty (30) year Treasury securities for the November before the Plan Year in which the Participant’s Pension Commencement Date occurs; and (v) made after December 31, 2006, shall be the annual rate of interest on thirty (30) year Treasury securities for the November before the Plan Year in which the Participant’s Pension Commencement Date occurs; and

(2) the Applicable Mortality Table to be used shall be the mortality table prescribed by the Secretary of the Treasury pursuant to Code Section 417(e)(3)(A)(ii)(I).

2.	Restate Section 2.27 in its entirety as follows:

2.27	Final Average Annual Compensation

(a) Effective for periods prior to January 1, 2006, the term “Final Average Annual Compensation” means the annual average of Compensation received by a Participant from an Employer or a Controlled Group Member described in Section 3.4(e) during the final sixty (60) consecutive months in which he is a Covered Employee or an Employee described in Section 3.4(e), respectively. Notwithstanding the foregoing, for purposes of determining a Participant’s Final Average Annual Compensation, no period during which a Participant is on a leave of absence and receives less than 100% of his basic rate of Compensation shall be considered. For purposes of determining the Compensation that applies to a particular month, the following rules shall apply: (1) if the latest months considered equal only a portion of a calendar year, the actual Compensation for those months will be used, (2) if any months considered equal an entire calendar year, the actual Compensation for that year will be used, and (3) if the earliest months considered equal only a portion of a calendar year, a proration of the Compensation for that year will be used, based on the number of months under consideration. For purposes of determining a Participant’s Final Average Annual Compensation, to the extent necessary, months and “compensation” (as defined in the Prior Plan) attributable to periods prior to January 1, 1996 while the Participant was a “covered employee” under the Prior Plan (as defined in the Prior Plan) shall be taken into account.

(b) Effective for Plan Years beginning on and after January 1, 2007, the term “Final Average Annual Compensation” means the total of a Participant’s Compensation for the five (5) consecutive qualified Plan Years out of the Participant’s final ten (10) consecutive qualified Plan Year that will produce the highest total, divided by five (5). For this purpose, a “qualified” Plan Year is any Plan Year in which (1) the Participant completes 1,000 Hours of Service with an Employer or, in the case of a Participant described in Section 3.3(f), the nonparticipating Controlled Group Member described in Section 3.3(f). Final Average Annual Compensation excludes Compensation earned by a Participant before the date on which he begins participation under the Plan.

(c) Effective for Plan Years beginning on January 1, 2006, and ending on December 31, 2006, the term “Final Average Annual Compensation” means the greater of (1) the amount determined under subsection (a) above, or (2) the amount determined under subsection (b) above.

AND BE IT FURTHER RESOLVED, that the cross-references of the Plan shall be redesignated, as necessary, in accordance with the foregoing resolutions.

AND BE IT FURTHER RESOLVED, that, except as otherwise amended by this Amendment No. 2, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on this 29th day of December, 2005.

YELLOW ROADWAY CORPORATION
By:	Benefits Administrative Committee

By:	/S/ HAROLD D. MARSHALL
Name:	Harold D. Marshall
Title:	Vice President – Employment Benefits Chairman, Benefits Administrative Committee